UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2020

Atlas Growth Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On March 30, 2020, Atlas Growth Partners, L.P. (the “Company”), filed a Form 12b-25 indicating that it was unable to file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) by the prescribed due date as a result of additional time being needed to complete its financial statements and related portions of the Form 10-K due to resource constraints. As a result, the Company had until April 14, 2020 to timely file the Form 10-K (the “Deadline”).

The Form 10-K has been completed in all material respects and the Company has finalized the audit of its 2019 financial statements with its current independent auditors, Whitley Penn LLP. However, the Company was unable to file the Form 10-K by the Deadline due to circumstances beyond its control. Specifically, the Company’s previous independent auditors, Grant Thornton LLP (“Grant Thornton”), has been unable to complete the procedures necessary for the inclusion of its signed audit opinion relating to the Company’s 2018 financial statements in the Form 10-K. The Company has been seeking Grant Thornton’s signed audit opinion for several months and will continue to use commercially reasonable efforts to obtain the signed audit opinion and file the Form 10-K as expeditiously as possible.

The Company and its management has had no disagreement’s with either its current or former independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2020
ATLAS GROWTH PARTNERS, L.P.

By: Atlas Growth Partners GP, LLC, its General Partner

/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer

3